Exhibit 99.1
FOR IMMEDIATE RELEASE	Contacts:	Patrick H. Hawkins
May 29, 2014		Chief Executive Officer
Hawkins, Inc.		612/617-8524
2381 Rosegate		Patrick.Hawkins@HawkinsInc.com
Roseville, MN 55113
Kathleen P. Pepski
Chief Financial Officer
612/617-8571
Kathleen.Pepski@HawkinsInc.com

HAWKINS, INC. ANNOUNCES SHARE REPURCHASE PROGRAM

Minneapolis, MN, May 29, 2014 - Hawkins, Inc. (Nasdaq: HWKN) today announced that its Board of Directors has authorized a share repurchase program of up to 300,000 shares of its outstanding common stock. Shares may be repurchased from time to time on the open market or in privately negotiated transactions subject to applicable securities laws and regulations. The primary objective of the share repurchase program is to offset the impact of dilution from issuances relating to employee and director equity grants and the company’s employee stock purchase program.
Hawkins, Inc. distributes, blends and manufactures chemicals for its customers in a wide variety of industries. Headquartered in Roseville, Minnesota, and with 29 facilities in 14 states, the Company creates value for its customers through superb customer service and support, quality products and personalized applications.